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                                                            EXHIBIT NO. 99.10(a)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 2-68918 on Form N-1A of our report dated January 8, 1999 on the financial statements and financial highlights of MFS Global Governments Fund, a series of MFS Series Trust VII included in the 1998 Annual Report to Shareholders.


                                        ERNST & YOUNG LLP
                                        ----------------------------------
                                        Ernst & Young LLP


Boston, Massachusetts
January 22, 1999